Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258001 on Form F-3 and Registration Statement Nos.333-166179, 333-192295 and 333-203460 on Form S-8 of our reports dated April 27, 2022, relating to the financial statements of Huazhu Group Limited and the effectiveness of Huazhu Group Limited’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China
April 27, 2022